Exhibit 99.1

FOR IMMEDIATE RELEASE

29903 Agoura Road, Agoura Hills, California 91301

Telephone: 818 871-5000 Fax: 818 871-7400	Julie MacMedan
THQ/Investor and Media Relations
818/871-5125

THQ ANNOUNCES MAY 2011 RELEASE DATE FOR RED FACTION® ARMAGEDDONTM; BOLSTERS STRONG FISCAL 2012 LINE-UP

AGOURA HILLS, Calif. — September 13, 2010 — THQ Inc. (NASDAQ: THQI) today announced an updated core games release schedule that reflects a consistent, steady launch of hit titles in fiscal 2012, now including Red Faction® ArmageddonTM in May 2011.

In addition to Red Faction Armageddon, THQ’s fiscal 2012 core games line-up is expected to include Warhammer® 40,000® Space Marine®, MX vs. ATV® Alive™ and the latest edition of Saints Row®, as well as the next installments of fighting games based on the Ultimate Fighting Championship® and World Wrestling Entertainment®, positioning THQ to grow net sales and generate significant earnings and cash flow in fiscal 2012.

THQ President and CEO Brian Farrell said, “THQ’s creative organization is delivering a strong pipeline of core game franchises scheduled for release over the next several years, positioning THQ for significant net sales, earnings and cash flow growth.  We continue to execute on our plan to deliver great games, market them aggressively and release them in the most advantageous windows.”

Primarily as a result of the updated release schedule for Red Faction Armageddon, THQ now expects to report fiscal 2011 non-GAAP net sales in the range of $800 million to $825 million and a non-GAAP loss per share in the range of $0.10 to $0.20.

THQ’s core games release schedule* in fiscal 2012 includes:

Title	Anticipated Release Date

Red Faction Armageddon	May 2011

MX vs. ATV Alive	Spring 2011

Warhammer 40,000: Space Marine	Summer 2011

Saints Row	Fall 2011

WWE	Fall 2011

UFC	Winter 2012

-more-

*Release schedule subject to change

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, MX vs. ATV, MX vs. ATV Alive, Red Faction, Red Faction Armageddon, Saints Row and their respective logos are trademarks and/or registered trademarks of THQ Inc.  All other trademarks are property of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s financial projections  for the fiscal  year ending March 31, 2011, projections for net sales growth and generation of significant earnings and cash flow for the fiscal year ending March 31, 2012, and the expected future product release schedule.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2010, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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